Exhibit A

                               THREE SISTERS RANCH
                                   ENTERPRISES

                              THIRD LEASE ADDENDUM

         This Third Lease Addendum is entered into effective September 17, 1998 by and between Three Sisters Ranch Enterprises, a California partnership ("Landlord") and Conceptus, Inc., a California corporation ("Tenant").

         This Third Lease Addendum is attached to and forms a part of the Lease identified below, together with any amendments, modifications and exhibits, including a prior Lease Addendum and a prior Lease Addendum and Partial Termination Agreement. This Third Lease Addendum constitutes additional covenants and agreements which are intended to prevail in the event of any conflict between the covenants and agreements contained in this Third Lease Addendum and those contained in the Lease itself and/or the Lease Addenda. Except for the additions, changes and removals listed herein, all other terms and conditions of the Lease will remain in full force and effect throughout the term of the Lease.


                                    Recitals

         A. On or about April 15, 1997, Landlord and Tenant entered into a lease ("Lease"), for the certain premises owned by Landlord, and thereafter executed a Lease Addendum and a Lease Addendum and Partial Termination Agreement. Tenant currently occupies 16,397 square feet of 957 Industrial Road, Suites D, F, G, H, J, L, P and R, San Carlos, California, 94070 (together, the "Premises"), that are all part of a building complex more commonly known as the San Carlos Business Center.

         B. Tenant has notified Landlord that Tenant intends to sublease the Premises, that Tenant intends to collect rent from the subtenant in an amount ("Excess Rent") in excess of the Rent due to Landlord under the Lease, and that Tenant intends to enter into a separate agreement with the subtenant for the leasing of furniture to be used in the Premises.

         C. Tenant has also notified Landlord that Tenant has spent the sum of $575,910 ("Tenant Costs") in tenant improvements for the Premises.


                              TERMS AND CONDITIONS

         1. During the remaining Term of the Lease, for so long as Tenant is not in material default under any of the provisions of the Lease (which default remains uncured after the expiration of all applicable cure periods), Paragraph 21B shall be amended to read as follows:

                  B. Bonus Rent. The rent collected by Tenant from the subtenant shall be paid to the parties:

                           1. The Rent due under the Lease shall be paid to Landlord.

                           2. That portion of Excess Rent up to and including $0.15 per square foot of the Premises shall be paid to Landlord ("Landlord's Share").

                           3. That portion of the Excess Rent in excess of Landlord's Share shall first be allocated and paid to Tenant to reimburse Tenant for (a) the costs of tenant improvements paid for by Tenant, not to exceed $575,910.00 ("Tenant Costs") and (b) any reasonable brokerage commission (`Commission") incurred by Tenant in connection with obtaining a sublease. Such Tenant Costs and Commission shall be amortized over the remaining Term of the Lease, and Tenant shall be paid a monthly amount of Excess Rent in excess of Landlord's Share based on such amortization ("Tenant's Share").

                           4. Any amount of Excess Rent in excess of Landlord's Share and Tenant's Share shall be divided and paid ten percent (10%) to Tenant and ninety percent (90%) to Landlord.

         2. In the event that Tenant is in material default under any of the terms of the Lease (which default remains uncured after the expiration of all applicable cure periods), from and after written notice from Landlord, the original Paragraph 21B, as set forth in the Lease, shall control the division of Excess Rent and shall supercede and replace the revised Paragraph 21B as set forth above in Paragraph 1 of this Third Lease Addendum.

         3. The Option to Renew provided for in paragraph 43 of the Lease is hereafter null and void and neither Tenant nor the subtenant shall have any option to renew or extend the Term of this Lease.

         IN WITNESS HEREOF, the Parties hereto have executed this Third Lease Addendum as of the date set forth above.


Three Sisters Ranch Enterprises                 Conceptus, Inc.
Landlord                                        Tenant

By: /s/ Martin E. Ruberry                       By: /s/ Sanford Fitch
    ----------------------------                    ----------------------------
    Martin E. Ruberry                               Sanford Fitch
    General Manager                                 Senior Vice President &
                                                    Chief Financial Officer

Date:  September 21, 1998                       Date:  September 17, 1998

                                 LEASE ADDENDUM

         This Lease Addendum is entered into this 31st day of July, 1997 by and between Conceptus, Inc. ("CONCEPTUS") as Tenant, and Three Sisters Ranch Enterprises ("TSRE") as Landlord (successor to Trammel Crow NW, Inc. and Industrial Way I Limited Partnership).

         CONCEPTUS and TSRE agree that the lease for the certain premises known as 981 Industrial Road, San Carlos, California. That six (6) building project totaling approximately, 123,280 square feet commonly known as San Carlos Business Park, San Carlos, California, is modified as follows:

1. Tenant, by this Addendum, includes 957 G, 957 H and 957 R lndustrial Road, San Carlos as part of the demised premises: Tenant shall pay rent according to the existing rent schedule (starting at $1.05 per square foot per month NNN) for 2,800 +/- square feet in Units G, & H commencing September 1, 1997 and for 1,000 +/- square feet in Unit R commencing November 1, 1997. The rent term shall be co-terminus with the existing lease and, in addition to the lease term, all other terms and conditions shall remain the same.

2. Landlord shall deliver 957 G, and 957 H Industrial Road, San Carlos to Tenant on or before September 1, 1997 and 957 R Industrial Road, San Carlos, to Tenant on or before November 1, 1997.

3. Copies of all legal notices from Tenant shall also be copied to Landlord's attorney:

                Ted J. Hannig
                Miller, Starr & Regalia
                1001 Marshall Street, Suite 100
                Redwood City, Ca 94063
                Fax: 415/482-3030

         Except as modified, the Lease between Landlord and Tenant shall remain in full force and effect.


CONCEPTUS, INC.

By: /s/ Sanford Fitch
    ----------------------------
    Mr. Sanford Fitch

Title: Vice President, Finance & CFO

Date:  7/31/97
    ----------------------------


THREE SISTERS RANCH ENTERPRISES
A California Partnership

By: /s/ Martin E. Ruberry
    ----------------------------
    Mr. Martin E. Ruberry

Title: General Manager

Date:  ?????????
    ----------------------------

CB COMMERCIAL                                       [LOGO] CB/MADISON COMMERCIAL
REAL ESTATE GROUP, INC.                             COMMERCIAL    Advisory Group


April 21, 1997                                      Delivering Solutions Through
                                                    Local Knowledge Worldwide
                                                    FOUNDED 19??

Mr. Bob McSweeney
Vice President
CB COMMERCIAL REAL ESTATE GROUP, INC.
950 Tower Lane, Suite 870
Foster City Ca 94404

RE:   957 Industrial Road, Suites G & H, San Carlos, California.


Dear Bob:

On behalf of Conceptus Inc. (Hereinafter, "Tenant"), CBC/Madison Advisory Group (Hereinafter, "CBC/Madison") is pleased to present this LETTER OF INTEREST to lease an additional 2,800 rentable square feet located at the above referenced Premises.

This additional space would be leased under the same terms and conditions as that Lease dated 4/22/97 by and between Conceptus, Inc. and Three Sisters Ranch Enterprises (Hereinafter "Landlord"). The commencement date would be August 1, 1997 or upon substantial completion of Tenant's improvements whichever is later and shall expire May 31, 2002.

Bob, if you should have any questions regarding this Letter of Interest, please give me a call.

Sincerely,


CBC/MADISON ADVISORY GROUP


/s/ Rico Cheung
-----------------
Rico Cheung
Director
Biosciences Group
(415) 577-2920


ACKNOWLEDGED:

Conceptus Inc.:                       Three Sisters Rnth Enterprises, Inc.:

By: /s/ Sanford Fitch                  By: /s/ Martin E. Ruberry
    ----------------------                 ----------------------
    Mr. Sanford Fitch


Title: Vice President & CFO           Title: General Manager


Date: 4/22/97                         Date: 4/23/97


            950 TOWER LANE, SUITE 870, FOSTER CITY, CALIFORNIA 94404

                               THREE SISTERS RANCH
                                   ENTERPRISES


                 LEASE ADDENDUM & PARTIAL TERMINATION AGREEMENT


TENANT                            Conceptus, Inc.


TENANT'S ADDRESS:                 981 Industrial Road
                                  San Carlos, CA 94070


LANDLORD:                         Three Sisters Ranch Enterprises


LANDLORD'S ADDRESS:               P.0. Box 1444
                                  San Carlos, CA 94070


Project:                          San Carlos Business Park

Description                       That  six  (6)   building   project   totaling
                                  approximately 123,280 square feet commonly known as San Carlos Business Park, San Carlos,
                                  California.


LEASE TERMINATION:                Tenant, by this Addendum, terminates its right
                                  of use  or  occupancy  as to  981 B and  981 D
                                  Industrial  Road,  San  Carlos  (approximately
                                  11,941 square feet +/-) as part of the demised
                                  Premises as of December 1, 1997;  Tenant shall
                                  pay the sum of $89,557.50 as a termination fee
                                  (an agreed  upon sum based upon a  calculation
                                  of six months' rent  composed of six times the
                                  sum of  $12,528.05  of  monthly  base rent and
                                  $2,388.20 of monthly CAM costs);  Tenant shall
                                  leave  the   Premises  in  broom  swept  clean
                                  condition free of debris and shall return all keys to Landlord; all terms and conditions of the other existing leases between Landlord and Tenant shall remain the same except failure to make payment hereunder at time of execution shall constitute a default under all existing leases with Landlord and shall be treated as failure to pay Rent.


THREE SISTERS RANCH ENTERPRISES
"Landlord"


/s/ Martin E. Ruberry
-------------------------------
Martin E. Ruberry
General Manager


CONCEPTUS, INC.


By: /s/ Kathryn Tunstall
    ---------------------------
    Kathryn Tunstall
    Pres. and CEO

                               THREE SISTERS RANCH
                                   ENTERPRISES

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
BASIC LEASE INFORMATION ....................................................   1
PREMISES ...................................................................   1
POSSESSION AND LEASE COMMENCEMENT ..........................................   1
TERM .......................................................................   1
USE ........................................................................   1
RULES AND REGULATIONS ......................................................   2
RENT .......................................................................   2
BASIC OPERATING COST .......................................................   3
INSURANCE AND INDEMNIFICATION ..............................................   5
WAIVER OF SUBROGATION ......................................................   6
LANDLORD'S REPAIRS AND SERVICES ............................................   6
TENANT'S REPAIRS ...........................................................   6
ALTERATIONS ................................................................   7
SIGNS ......................................................................   7
INSPECTION/ POSTING NOTICES ................................................   7
UTILITIES ..................................................................   7
SUBORDINATION ..............................................................   8
FINANCIAL STATEMENTS .......................................................   8
ESTOPPEL CERTIFICATE .......................................................   8
SECURITY DEPOSIT ...........................................................   8
TENANT'S REMEDIES ..........................................................   8
ASSIGNMENT AND SUBLETTING ..................................................   8
AUTHORITY OF PARTIES .......................................................   9
CONDEMNATION ...............................................................   9
CASUALTY DAMAGE ............................................................  10
HOLDING OVER ...............................................................  10
DEFAULT ....................................................................  11
LIENS ......................................................................  12
TRANSFERS BY LANDLORD ......................................................  12
RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS ............................  12
WAIVER .....................................................................  12
NOTICES ....................................................................  13
ATTORNEYS' FEES ............................................................  13
SUCCESSORS AND ASSIGNS .....................................................  13
FORCE MAJEURE ..............................................................  13
BROKERAGE COMMISSION .......................................................  13
MISCELLANEOUS ..............................................................  13
ADDITIONAL PROVISIONS ......................................................  14

                                       i

                                          PLEASE INITIAL: [??] Landlord     [??]
                                          Tenant

                               THREE SISTERS RANCH
                                   ENTERPRISES

                             BASIC LEASE INFORMATION


LEASE DATE:                       5/31/97


TENANT                            Conceptus, Inc.


TENANT'S ADDRESS:                 981 Industrial Road
                                  San Carlos, CA 94070


LANDLORD:                         Three Sisters Ranch Enterprises


LANDLORD'S ADDRESS:               P.0. Box 1444
                                  San Carlos, CA 94070


Project:                          San Carlos Business Park

Description                       That  six  (6)   building   project   totaling
                                  approximately 123,280 square feet commonly known as San Carlos Business Park, San Carlos,
                                  California.


Building Description:             Building 1:

                                  That approximately 23,000 square foot, one story tilt-up concrete building known as 981 Industrial Road in San Carlos, California. The building is outlined in blue on Exhibit A.

                                  Building 2:

                                  That approximately 21,680 square foot, one story tilt-up concrete building known as 957 Industrial Road in San Carlos, California. The building is outlined in yellow on Exhibit A.

Premises:                         (a) That  approximately  11,941 square feet of
                                  rentable  area  known as Suites B and D of 981
                                  Industrial Road, San Carlos,  California.  The
                                  demised   premises  are  outlined  in  red  on
                                  Exhibit A. See Paragraph 1.

                                  (b) That approximately 8,217 square feet of rentable area known as Suite L, J, D and F of 957 Industrial Road, San Carlos, California. The demised premises are outlined in green on Exhibit A. See Paragraph 1.

                                  (c) That  approximately  4380  square  feet of
                                  rentable area known as Suite P of 957 Industrial Road, San Carlos, California. The demised premises are outlined in pink on Exhibit A. See Paragraph 1.


Permitted Use:                    General  office,   storage  and  distribution,
                                  light manufacturing not involving hazardous or toxic materials other than those consistent with normal office use and other directly related and concurrent related legal uses. See
                                  Paragraph 4.


Parking Density:                  Three (3) unreserved automobile parking spaces
                                  per  1,000   square   feet,   free  of  charge
                                  throughout the term of the Lease.

Estimated Term
Commencement Date:                The Lease Term shall commence on:

                                  Suites B & D, 981 Industrial Road: 05/15/97
                                  Suites  D, F, L & J, 957 Industrial Road:
                                  06/01/97
                                  Suite P, 957 Industrial Road:
                                  When vacated by existing tenant, Lessee shall have 30 days of free rent pursuant to the terms set forth herein.


Length of Term:                   (a) INITIAL  TERM:  All leases shall expire on
                                  May 31, 2002.

                                  Tenant may not terminate any portion of the leases premises hereunder, except as specified as to asbestos remediation as set forth in this Lease. Failure to pay rent on any suite, or other breach of this lease as to any suite, shall be a default of the entire lease and each suite shall be subject to such default. The occupancy rights of the suites is coterminous and the termination of lease rights, by lapse of time or by breach shall terminate all lease occupancy rights as to all suites (except as to termination due to ACM abatement as provided for below).

                                  (b) TERM EXTENSIONS: One (1) extension for a Sixty (60) Month period according to the terms of Paragraph 43.


Rent:
Base Rent

Suite Numbers             Sq. Ft.          Period       Base NN Rent per Sq. Ft.
-------------             -------          ------       ------------------------

981 Ind. Ste. B & D        11,941     5/15/97 - 5/31/98         $1.05
                                      6/01/98 - 5/31/98         $1.10
                                      6/01/99 - 5/31/00         $1.15
                                      6/01/00 - 5/31/01         $1.20
                                      6/01/01 - 5/31/02         $1.25


957 Ind. Ste. D, F, J & L   8,217     6/01/97 - 5/31/98         $1.05
                                      6/01/98 - 5/31/99         $1.10
                                      6/01/99 - 5/31/00         $1.15
                                      6/01/00 - 5/31/01         $1.20
                                      6/01/02 - 5/31/02         $1.25


957 Ind. Ste. P             4,380     When  vacated by  existing  tenant  leasee
                                      shall have 30 days of free rent thereafter per rent amounts for 957 Ind. Ste. D, F, J
                                      & L.

Estimated First Year Basic Operating Cost:  $0.20 /sq.ft./mo. NNN (not to exceed
                                            $0.20 /sq.ft./mo.  NNN for 1997) See
                                            Paragraph 7.

FIRST MO. RENT THRU 6/30/97      $27,434.92

Security Deposit:                $25,764.90   Paragraph 19.

Tenant's Proportionate Share:

Of Building 1:  51.9%
Of Building 2:  58.1%

Of Project:     19.9%

Broker:                      Tenant: CB/Madison         See Paragraph 35.
                             Landlord: CB Commercial


The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control. All square footage is approximate. Measurements are calculated uniformly throughout the project. Tenant may have measurements verified by an architect at its sole cost and expense.

                               THREE SISTERS RANCH
                                   ENTERPRISES

                                      LEASE

                  THIS LEASE is made as of this 15th day of April, 1997, by and between Three Sisters Ranch Enterprises (hereinafter called "Landlord") and Conceptus, Inc. (hereinafter called "Tenant").

PREMISES      1.  Landlord  leases to Tenant and Tenant  leases  from  Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit A and described in the Basic Lease Information. The Premises may be all or part of the building(s) (the "Building(s)") or of the project (the "Project") which may consist of more than one building. Tenant's right to use the Premises shall include the right of reasonable ingress and egress to the Premises, the right to use any other reasonably necessary easements or rights of way, and the right to use common and joint use areas throughout the Project. The Building(s) and Project are outlined in blue and green respectively on Exhibit A.


POSSESSION    2.  A. Existing Improvements.  In the event this Lease pertains to
 AND LEASE        a Premises in which the  interior  improvements  have  already
 COMMENCE-        been constructed ("Existing Improvements"),  the provisions of
      MENT        this Paragraph 2.A. shall apply and the term commencement date
                  ("Term Commencement Date") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) Landlord delivers written notice to Tenant that Tenant may occupy the Premises. If for any reason
                  Landlord cannot deliver possession of the Premises to Tenant on the Estimated Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement
                  Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, "as is", as suitable for the purpose for which the Premises are leased. Tenant agrees that said
                  Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord unless such are expressly set forth in this Lease. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

                  B. Construction of Improvements. In the event this Lease pertains to a Building to be constructed or improvements to be construed within a Building, the provisions of this Paragraph 2.B shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("Term Commencement Date") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises, or (2) the improvements constructed or to be construed in the Premises shall have been substantially completed in accordance with the plans and specifications described on Exhibit B, whether or not substantial completion of the Building itself shall have occurred. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Estimated Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within thirty
                  (30) days after the Term Commencement Date. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.


TERM          3.  The Term of this Lease shall commence on thc Term Commencement
                  Date and  continue  in full force and effect for the number of months as the Length of Term in the Basic Lease Information or
                  until this Lease is  terminated as otherwise  provided  herein
                  (Initial Term). If the Term  Commencement Date is a date other than the first day of the  calendar  month,  the Term shall be the number of months of the Length of Term in  addition to the
                  remainder   of  the   calendar   month   following   the  Term
                  Commencement Date.

USE           4.  A.  General.  Tenant shall use the Premises for the  Permitted
                  Use and for no other  use or  purpose.  Tenant  shall  control
                  Tenant's employees,  agents, customers,  visitors, , invitees,
                  licensees,     contractors,     assignees    and    subtenants
                  (collectively,  "Tenant's  Parties")  in  such a  manner  that
                  Tenant and  Tenant's  Parties  cumulatively  do not exceed the
                  Parking Density at any time. Tenant and Tenant's parties shall have  nonexclusive  right to use, in common with other parties occupying  the  Building  or Project,  the  parking  areas and
                  driveways   of  the   Project,   subject  to  such  rules  and
                  regulations as Landlord may from time to time prescribe.

                  B. Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor taken any action which could reasonably and potentially constitute a nuisance or could disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or interfere with their use of their respective premises. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the

                                         APPROVAL INITIALS: [??] Landlord   [??]
                                         Tenant
                  non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

              C. Compliance with Regulations. Except as otherwise provided in this Agreement, by entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to all existing or future applicable municipal, state and federal and other governmental statutes, regulations, laws and ordinances, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises and the use, storage, generation and disposal of Hazardous Materials (hereinafter defined) in, on and under the Premises (collectively "Regulations"). Subject to the terms and conditions of this Agreement, Tenant, at is sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Except for pre-existing obligations and those obligations placed on the Landlord by this Lease Agreement, Tenant shall, at Tenant's sole expense, strictly comply with all Regulations now in force or which may hereafter be in force relating to the Premises and the use of the Premises and/or the use, storage or generation of Hazardous Materials in, on and under the Premises. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall be solely responsible for compliance with any requirements for modification to the Premises to provide for fire prevention or suppression improvements or modifications, including sprinkler requirements, as public officials or law may require. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein, or cause a cancellation of said insurance. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure to Tenant to comply with any applicable law or regulation or comply with the requirements as set forth herein. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Despite any provision herein to the contrary, if any asbestos containing materials (ACM) is found to exist in the Premises, which ACM is either (i) friable or otherwise dangerous in its existing condition, or (ii) necessary to remove for the purpose of completing the tenant improvement work, then Landlord will be obligated to remove the ACM at its own cost, up to a cumulative total of $50,000. If the ACM abatement costs exceed $50,000 for the total of all property leased hereunder, Landlord shall have the right to terminate this lease with respect to any suite where the $50,000 cap would be exceeded; Tenant shall have the right to any amount in excess of $50,000 at its written election within fifteen (15) days of notice; if either Landlord or Tenant elect not to proceed with payment for ACM abatement in excess of $50,000 they shall do so without liability to the other for such election

                  D. Hazardous Wastes Materials. Excepting those chemicals consistent with normal office use ( office cleaning solutions, white out), Tenant shall not cause, or allow any of Tenant's
                  Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Project. As used in this Lease, "Hazardous Materials" shall include, but not be limited to, "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any federal, state or local law, regulation, or ordinance. Landlord shall have the right but not the obligation at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's Parties, which indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Lease. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease. Tenant shall not be held liable in any manner for the presence of any Hazardous Materials existing on or about the Premises, Buildings or the Project prior to the first Commencement Date of the Lease.

  RULES AND   5.  Tenant shall faithfully  observe and comply with any rules and
REGULATIONS       regulations  Landlord  may  from  time  to time  prescribe  in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.


       RENT   6.  A. Base Rent.  Tenant  shall pay to Landlord,  without  demand throughout the Term, Base Rent as specified in the Basic Lease
                  Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent and estimated monthly Basic Operating
                  Cost for the first full month of the Term shall be paid by Tenant upon

                                        2

                                       APPROVAL INITIALS: [??] Landlord     [??]
                                       Tenant

                 Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on other than the first day of a month, then Base Rent and the estimated monthly Basic Operating Cost payment shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

                 B. Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, the interest and late charge described in Paragraph 26.D., any monies spent by Landlord pursuant to Paragraph 30, and Tenant's Proportionate Share of Basic Operating Cost, as specified in Paragraph 7 of this Lease, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.

      BASIC 7. A. Basic Operating Cost. In addition to the Base Rent required OPERATING to be paid hereunder, Tenant shall pay as Additional Rent,
       COST      Tenant's  Proportionate  Share,  as defined in the Basic  Lease
                 Information,  of Basic  Operating  Cost in the manner set forth below.  Landlord shall account for each item of Basic Operating
                 Cost as either a cost  attributable  to the  Building or to the
                 Project,   as  determined   by  Landlord  in  Landlord's   sole
                 discretion, and unless provided to the contrary in this Lease, Tenant shall pay the applicable Tenant's Proportionate Share of each such Basic Operating Cost, as set forth in the Basic Lease
                 Information. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

                 (1) Taxes. All real property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, levies, fees or charges general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof) (all of the foregoing being hereinafter collectively referred to as "real property taxes"), or any tax imposed in substitution, partially or totally, of any tax previously includcd within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes, except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of net income of Landlord or the owner of any interest therein, except as otherwise provided in the following sentence. Basic Operating Cost shall also include any taxes, assessments, or any other fees imposed by any public authority upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross income tax or excise tax levied by the local governmental body with respect to receipt of such rental, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same total net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

                 (2) Insurance. All insurance premiums and costs, including but not limited to, any deductible amounts, premiums and cost of insurance incurred by Landlord, as more fully set forth in Paragraph 8.A. herein.

                 (3) Repairs and Improvements. Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs or improvements expressly made the financial responsibility of Landlord pursuant to the terms of this Lease, repairs to the extent paid for by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant). Such repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project, Building, or Premises after the Term Commencement Date that reduce any other Basic Operating Cost, are reasonably necessary for the health and safety of the occupants of the Project, or are made to the Building by Landlord after the date of this Lease and are required under any governmental law or regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the "prime rate" charged at the time such improvements or capital assets are constructed or acquired by Bank of America, N. T. S. A. (San Francisco), plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

                 (4) Services. Except as otherwise provided in this Section 7, all expenses relating to maintenance, and service agreements and services, and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

                 (5) Utilities. Utilities which benefit all or a portion of the Premises, Building or Project.

                 (6) Management Fee. A management and accounting cost recovery fee equal to five percent (5%) of the Basic Operating Cost.

                 (7)  Legal  and  Accounting.   Legal  and  accounting  expenses
                 relating to the Project, including the cost of audits by

                                        3
                                          APPROVAL INITIALS:  ????? Landlord ???
                                          Landlord
                 certified public accountants. Legal and accounting expenses shall be reasonable and shall not include the cost of any enforcement or eviction action against another tenant at the Project.

                 In the event that the Building is not fully occupied during any fiscal year of the as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Tenant pays an equitable portion of all variable items of Basic Operating Cost, as reasonably determined by Landlord.

                 In calculating the Basic Operating Cost, Landlord shall apply the following provision:

                     Any  category  of  costs  allocated  to  the  Buildings  in question, the other Buildings of the Project shall also bear the burden for those categories of costs, so that such costs will be uniformly treated as Building costs throughout the Project, on a consistent and non-discriminatory basis. The same shall apply for categories of costs allocated as Project costs.

                     Insurance   deductibles   in  excess  of  $5,000  shall  be
                 amortized over the useful life of the item repaired or replaced. Tenant shall not be required to pay the insurance deductible if the damage results from the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

                 Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's sole discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

                 The  following  items  shall be excluded  from Basic  Operating
                 Costs: loan payments; brokers' and finders' fees or other commissions; leasing expenses; depreciation on improvements or equipment and machinery; expenses for items which are not generally of use to all tenants; advertising or promotional expenses; wages, salaries, employee benefits and payroll taxes for Landlord's personnel (except to the extent such personnel are employed to operate or repair the Project or the common area); costs incurred by Landlord in connection with the clean-up or removal of any Hazardous Materials existing prior to the respective Commencement Dates of the Lease Term: or costs or expenses incurred due to violation by Landlord of any term or condition of the Lease. In addition, Basic Operating Costs shall be reduced by insurance or other recoveries or user fees.

                 B. Payment of Estimated Basic Operating Cost. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Cost with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost is projected to vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Basic Operating Cost for such year.

                 C. Computation of Basic Operating Cost Adjustment. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. Landlord's statement of Basic Operating Costs should include a reasonable line-item breakdown and reasonable supporting data. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Cost, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

                 D. Net Lease. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord

                                        4
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant
                 for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, maintenance and operation of the Building or Project and such additional facilities now and in subsequent years as may be determined by Landlord to the be necessary to the Building or Project.

                 E. Janitorial Service. Tenant shall be solely responsible for all interior janitorial maintenance of the Premises.

                 F. Tenant Audit. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B or 7.C. above, Tenant shall have the right, not later than thirty (30) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Basic Operating Cost for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of seven and one half percent (7.5%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.8. or 7.C., such statement shall be final and binding for all purposes hereof.

                 G. Three Day Notice. In the event Tenant fails to pay Basic Operating Costs when due as Additional Rent, Tenant shall be subject to a three (3) day notice to pay rent or quit.

   INSURANCE 8. A. Landlord's Insurance. Landlord agrees to the extent AND INDEMNI- reasonably available to maintain insurance insuring the
    FICATION     Building  against  fire,  lightning,  vandalism  and  malicious mischief (including, if Landlord elects, "All Risk" coverage, earthquake, and/or flood insurance), in an amount not less than eight percent (80%) of the replacement cost thereof, with deductibles and the form and endorsements of such coverage as selected by Landlord. Any cost associated with Landlord's procurement of "All Risk" coverage, earthquake, and/or flood insurance shall be passed through to Tenant as a Basic
                 Operating Cost if such insurance is available at commercially reasonable rates. In addition Landlord shall procure insurance against loss of Base Rent and Additional Rent, in an amount equal to the amount of Base Rent and Additional Rent payable by Tenant for a period of at least twelve (12) months commencing on the date of loss if such insurance is available at commercially reasonable rates. Such insurance shall be for the sole benefit of Landlord and under Landlord's sole control.
                 Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine.

                 B. Tenant's Insurance.

                 (1)Property Insurance. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises, insuring such property for the full replacement value of such property.

                 (2)Liability Insurance. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term either Comprehensive General Liability Insurance or Commercial General Liability insurance applying to the use and occupancy of the Premises and the Building, and any part of either, and any areas adjacent thereto, and the business operated by Tenant, or by any other occupant on the Premises. Such insurance shall include Broad Form Contractual Liability insurance coverage insuring Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00), and a general aggregate limit of One Million Dollars ($ 1,000,000.00). All such policies shall be written to apply to bodily injury, property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) including employees as additional insureds; (ii) deleting any liquor liability exclusion; and
                 (iii) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Said coverage shall be written on an "occurrence" basis, if available. If an "occurrence" basis form is not available, Tenant must purchase "tail" coverage for the most number of years available, and tenant must also purchase "tail" coverage if the retroactive date of a policy form is changed so as to leave a gap in coverage for occurrences that might have occurred in prior years. If a "claims made" policy is ever used, the policy must be endorsed so that Landlord is given the right to purchase "tail" coverage should Tenant for any reason not do so or if the policy is to be canceled for nonpayment of premium, provided such endorsement is available at commercially reasonable rates.

                     (3) General Insurance Requirements. All coverages described in this Paragraph 8.B. shall be endorsed to provide Landlord with thirty (30) days' notice of cancellation or change in terms. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's

                                        5
                                          APPROVAL INITIALS:  ???? Landlord ???
                                          Tenant
                 reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises, Landlord shall have to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried under this Lease shall be written by companies rated A-V or better in "Best's Insurance Guide" and authorized to do business in California. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval. In any event deductible amounts shall not exceed Ten Thousand Dollars ($10,000.00). Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expiring policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder, showing that all premiums have been paid for the full policy period; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, as an additional insured, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

                 C. Indemnification. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, acts of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair, except as expressly otherwise provided in Paragraph 10. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, or from activities of Tenant, Tenant's Parties or anyone in or about the Premises or Project, or (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant in the performance of any covenant contained in this Lease. The foregoing indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of Landlord. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

  WAIVER OF   9.     To the extent  permitted by law and without  affecting  the
   SUBROGA-      coverage  provided by  insurance  to be  maintained  hereunder,
       TION      Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property; (c) damages to the Premises or any part thereof, and (d) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

 LANDLORD'S 10. Landlord shall at Landlord's expense maintain the REPAIRS AND structural soundness of the structural portions of the roof,
   SERVICES      foundations  and exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "exterior walls" as used herein  shall not include  windows,  glass or plate glass, doors,  special store fronts or office entries.  Landlord shall perform on behalf of Tenant and other  tenants of the  Project, as an item or office entries.  Landlord shall perform on behalf of Tenant and other tenants of the Project, as an item of Basic
                 Operating Cost, the maintenance of the Building,  Project,  and public  and  common  areas of the  Project,  including  but not limited to the roof, pest extermination,  the landscaped areas,
                 parking  areas,  driveways,   the  truck  staging  areas,  fire
                 sprinkler   systems,    sanitary   and   storm   sewer   lines,
                 non-structural  portions of the roof,  roof  membrane,  utility
                 services,   electric  and  telephone  equipment  servicing  the
                 Building(s)  exterior lighting,  and anything which affects the
                 operation  and  exterior  appearance  of  the  Project,   which
                 determination  shall be at Landlord's sole  discretion.  Except for the  expenses  directly  involving  the items  specifically described in the first  sentence of this  Paragraph  10, Tenant shall  reimburse  Landlord  for all  costs in  accordance  with
                 Paragraph 7. Any damage  caused by or repairs  necessitated  by any act of Tenant may be repaired  by  Landlord  at  Landlord's option and at Tenant's  expense.  Tenant shall immediately give
                 Landlord  written notice of any defect or need of repairs after which  Landlord  shall have a reasonable  opportunity to repair
                 same.   Landlord's  liability  with  respect  to  any  defects,
                 repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

   TENANT'S   11.    Tenant shall at Tenant's  expense maintain all parts of the
    REPAIRS Premises in a good clean and secure condition and promptly make all necessary repairs and replacements, including but not limited to all windows, glass, doors, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, electrical and lighting systems, and fire sprinklers. Tenant shall at Tenant's expense also perform regular removal of trash and debris. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its own expense, immediately repair any damage to any demising wall caused by Tenant or Tenant's Parties.

                                        6
                                           APPROVAL INITIALS: ????  Landlord ???
                                           Tenant

ALTERATIONS  12.     Excepting   non-structural   alterations  to  the  Premises
                 costing less than five thousand dollars ($5,000.00), Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which: (a) comply with all applicable laws, ordinances, rules and regulations; (b) are in Landlord's opinion compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed alterations or additions, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with the granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such alterations, physical additions or improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises by the termination of this Lease, whether by lapse of time, or otherwise, to their condition existing prior to the construction of any such alterations, additions, partitions or leasehold improvements. All such removals and restoration shall accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to so remove such alterations, additions, improvements and partitions or Tenant's trade fixtures or furniture, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligations to pay Tenant's Proportionate Share of Basic Operating Cost, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of the alterations, additions or improvements within the Premises, and on Tenant's interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Tenant, at its own cost and expense and without Landlord's prior approval may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

SIGNS        13.     Landlord  shall allow at Tenant's sole cost and expense the installation of building signage subject to Landlord's and the City of San Carlos's approval and consistent with the San Carlos Business Park's current signage program as outlined by the Project's Sign Criteria, attached hereto as Exhibit D and incorporated by this reference. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, Building or Project and any other limitation, discoloration caused by such installation or removal.

INSPECTION/  14.     After  reasonable  notice,  except in emergencies  where no
    POSTING such notice shall be required, Landlord, and Landlord's agents NOTICES and representatives, shall have the right to enter the Premises to inspect the same,  to clean,  to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant  spaces  therein, to deal  with  emergencies,  to  post  such  notices  as may be required  by law to prevent  the  perfection  of liens  against
                 Landlord's  interest in the Project or to exhibit the  Premises to prospective tenants, purchasers, encumbrancers or others, or for any  other  purpose  as  Landlord  may  deem  necessary  or
                 desirable;   provided,   however,   that  Landlord   shall  use
                 reasonable efforts not to unreasonably  interfere with Tenant's business  operations.  Tenant  shall  not  be  entitled  to any abatement  of Rent by reason of the  exercise of any such right of entry. At any time within six (6) months prior to the end of the  Term,  Landlord  shall  have  the  right  to  erect on the
                 Premises  and/or  Project a suitable sign  indicating  that the
                 Premises  are  available  for lease.  Tenant shall give written notice to Landlord at least  thirty (30) days prior to vacating
                 the  Premises  and  shall  meet  with   Landlord  for  a  joint
                 inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.


UTILITIES    15.     Tenant  shall pay directly for all water,  gas,  heat,  air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or

                                       7

                                         APPROVAL INITIALS: ????? Landlord ????
                                         Tenant
                 services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. Notwithstanding the foregoing, in the event any interruption of utilities or Building services specified in this Paragraph 15 continues for more than seven (7) consecutive days, and the Premises are rendered unusable for Tenant's proposed use, then Rent shall be abated for the time period of such interruption.

 SUBORDI-   16.      Without the  necessity  of any  additional  document  being
   NATION executed by Tenant for the purpose of effecting a subordination, the Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon said Project, land, ground leases or underlying leases, or Landlord's interest or estate in any said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust. Landlord shall use its best efforts to obtain a non-disturbance agreement for Tenant's benefit but shall have no liability if its lender fails to do so. Landlord's equity in the property is several million dollars.


 FINANCIAL   17.     At  the  request  of  Landlord,  Tenant  shall  provide  to
STATEMENTS       Landlord   Tenant's  current   financial   statement  or  other
                 information   discussing   financial  worth  of  Tenant,  which
                 Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the Project.

   ESTOPPEL 18. Tenant agrees from time to time, within ten (10) days after CERTIFICATE request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full  force and  effect,  the date to which Rent has been paid, the  unexpired  portion of this Lease,  and such other  matters pertaining  to this  Lease as may be  reasonably  requested  by
                 Landlord.  Failure  by  Tenant  to  execute  and  deliver  such certificate  shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements  included are true and correct without exception.  Landlord and Tenant intend that any  statement  delivered  pursuant  to this  Paragraph  may be
                 relied  upon  by  any  mortgagee,  beneficiary,   purchaser  or
                 prospective  purchaser of the Project or any interest  therein.
                 The parties  agree that  Tenant's  obligation  to furnish  such estoppel  certificates  in  a  timely  fashion  is  a  material inducement for Landlord's  execution of the Lease, and shall be an event of default  if Tenant  fails to fully  comply.  Tenant shall indemnify  Lessor for any loss caused by Tenant's failure
                 to  timely   execute   an   estoppel   certificate,   including
                 consequential damages such as loss of financing or refinancing or loss of a potential sale of the Property, all of which events are deemed foreseeable by the parties to this Lease.


   SECURITY  19.     Tenant agrees to deposit with  Landlord  upon  execution of
    DEPOSIT      this  Lease,  a Security  Deposit as stated in the Basic  Lease
                 Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord may use and commingle the Security Deposit with other funds of Landlord.

   TENANT'S 20. The liability of Landlord to Tenant for any default by REMEDIES Landlord under the terms of this Lease are not personal obligations of the individual or other partners, directors, officers and shareholders of Landlord, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners, directors officers and shareholders of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

    ASSIGN- 21. A. General. Tenant shall not assign or sublet the Premises or MENT AND any part thereof without Landlord's prior written approval,
 SUBLETTING      such approval not to be unreasonably  withheld,  conditioned or delayed except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice forty-five (45) days prior to the anticipated effective date of the assignment or sublease.
                 Landlord shall then have a period of fifteen (15) days following receipt of such notice to notify Tenant in writing that Landlord elects either:

                                        8
                                          APPROVAL INITIALS: ???? Landlord ???
                                          Tenant

                 (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (2) to permit Tenant assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. If Landlord does not exercise the option provided in subitem (1) above, Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: The use of the Premises by such proposed assignee or subtenant would not be a permitted use or would increase the Parking Density of the Project; the proposed assignee or subtenant is not of sound financial condition; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project; the assignment or subletting would entail any alterations which would lessen the value of the leasehold improvements in the Premises; or if Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve months preceding the date that Tenant shall request consent. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under this Paragraph 21.A., Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.

                 B. Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission shall be divided and paid, ten percent (10%) to Tenant, ninety percent (90%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

                 C. Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

                 Landlord's prior consent shall not be required for any assignment or sublease of Tenant's interest in the Premises or the Lease to any corporation with which Tenant may merge or consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, or to an entity in which Tenant has a controlling interest provided such entity's net worth exceeds Tenant's net worth.

                 D. Partnership. If Tenant is a partnership, joint venture or other incorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

                 E. Liability. Except as otherwise provided, no assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

  AUTHORITY  22.        Landlord  represents  and  warrants  that  it  has  full
 OF PARTIES      right and  authority  to enter into this  Lease  and to perform all of Landlord's obligations hereunder.  Tenant represents and warrants  that it has full  right and  authority  to enter into
                 this  Lease  and  to  perform  all  of   Tenant's   obligations
                 hereunder.

    CONDEM-  23. A. Condemnation  Resulting in Termination.  If the whole or any
     NATION substantial part of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

                 B. Condemnation Not Resulting in Termination. If a portion of the Project of which the Premises are a part should be taken orcondemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 23.A. above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances.

                 C. Award. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving costs or loss of goodwill, shall be and remain the property of Tenant. In addition, in the event of a taking or

                                        9

                                          APPROVAL INITIALS: ???? Landlord ????
                                          Tenant
                 conveyance under this Section 23 Tenant shall be entitled to compensation for the value of any of the unamortized tenant improvements to the extent Tenant paid for any such improvements.

   CASUALTY  24. A.  General.  If the Premises or Building  should be damaged or
     DAMAGE destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty
                 (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can reasonably be made either: (1) within one hundred and eighty (180) days; or (2) in more than one hundred and eighty
                 (180) days from the date of such notice. Landlord's determination shall be binding on Tenant.

                 B. Less Than 180 Days. If the Premises or Building should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed within one hundred and eighty (180) days after the date of such damage, this Lease shall not terminate, and Landlord shall proceed to rebuild and repair the Premises in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures additions and other leasehold improvements which may have been placed in, on or about the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. If Landlord's insurer fails to make timely payment of an insured loss, Landlord's obligation will be abated for such period of delay, not to exceed thirty (30) days.

                 C. Greater than 180 Days. If the Premises or Building should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed in more than one hundred and eighty
                 (180) days, then Landlord shall have the option of either: (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease; or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage, provided that insurance proceeds are available, to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eight (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or story weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant's option within ten (10) days after the expiration of such one hundred eighty (180) day period (as such may be extended), terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such termination notice.

                 D. Tenant's Fault. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the fault, negligence, or breach of this Lease by Tenant, or Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage, except to an amount recovered by Landlord through any rental abatement insurance, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

                 F. Uninsured Casualty. Notwithstanding anything herein to the contrary, in the event that the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either ease Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon all rights and obligations hereunder shall cease and terminate.

                 G. Waiver. Except as otherwise provided in this Paragraph 24, Tenant hereby waives the provisions of Sections 1932(a), 1933(4), 1941 and 1942 of the Civil Code of California.

    HOLDING  25. If   Tenant  shall  retain   possession   of  the  Premises  or
       OVER any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention triple the amount of the daily rental as of the last month prior to the date of expiration or termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including reasonable attorneys' fees, resulting form delay by tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right or reentry or any other right. Unless Landlord consents in writing to Tenant's holding over, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant

                                       10
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant
                 obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply.

   DEFAULT  26.  A. Events of Default.  The  occurrence  of any of the following shall constitute an event of default on the part of Tenant:

                 (1) Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) days "unless Tenant continues to pay rent and perform all other obligations of Tenant required under this Lease, in which case Tenant shall not be in default." Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

                 (2) Nonpayment of Rent. Failure to pay any instalment of Rent or any other amount due and payable hereunder upon the date when said payment is due, and such failure is not cured within five (5) days notice from Landlord specifying such failure.

                 (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A, such failure continuing for fifteen (15) days after written notice of such failure, provided, however, that if the nature of Tenant's default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default within said fifteen (15) day period and use his best efforts to prosecute the same to completion.

                 (4) General Assignment. A general assignment by Tenant for the benefit of credits.

                 (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                 (6) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the
                 Premises, if such appointment remains undismissed or undischarged for a period often (10) days after the order therefor.

                 (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

                 B. Remedies Upon Default.

                 (1) Termination. In the event of the occurrence of any event of default (and such default remains uncured after the expiration of any applicable cure period provided herein), Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless or before such date all arrears of rental and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                 (2) Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B. (1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease may exercise all of the rights and remedies of a Landlord under
                 Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts for lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

                 C. Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B (1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of

                                       11
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant
                 termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (4) any other amount necessary to compensate Landlord or all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award. If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

                 D. Late Charge. If any installment of Rent is not paid promptly when due, and such failure is not cured prior to the expiration of the applicable cure period provided herein, such amount shall bear interest at the Applicable Interest Rate from the date on which said payment shall be due until the date on which Landlord shall receive said payment. In addition, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquency, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

                 E. Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

      LIENS  27.     Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitting or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens.

 TRANSFERS   28.     In the event of a sale or  conveyance  by  Landlord  of the
        BY       Building or a foreclosure by any creditor of Landlord, the same
  LANDLORD       shall operate to release  Landlord from any liability  upon any of the  covenants  or  conditions,  express or implied,  herein contained  in favor of  Tenant,  to the extent  required  to be
                 performed   after   the   passing   of  title   to   Landlord's
                 successor-in-interest.  In such  event,  Tenant  agrees to look solely to the  responsibility of the  successor-in-interest  of
                 Landlord  under this Lease with respect to the  performance  of the covenants  and duties of  "Landlord" to be performed  after the passing of title to Landlord's successor-in-interest.  This
                 Lease shall not be affected by any such sale and Tenant  agrees
                 to   attorn   to  the   purchaser   or   assignee.   Landlord's
                 successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform all of the obligations of "Landlord", to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

   RIGHT OF 29. All covenants and agreements to be performed by Tenant LANDLORD TO under any of the terms of this Lease shall be performed by
    PERFORM      Tenant  at  Tenant's  sole cost and  expense  and  without  any
   TENANT'S abatement of Rent. If Tenant shall fail to pay any sum of COVENANTS money, other than Base Rent and Basic Operating Cost, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed. All sums, so paid by Landlord and all necessary incidental costs together with interest thereon at the Applicable Interest Rate from the date of such payment by Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Base Rent and Basic Operating Cost.

WAIVER        30.    If either  Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, ccvenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or

                                       12
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant
                 condition contained in this Lease may only be made by a written document signed by Landlord.

    NOTICES  31.       Each  provision  of  this  Lease  or  of  any  applicable
                 governmental laws, ordinances, regulations and other requirements with reference to sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be compiled with when and if the following steps are taken:

                 A. Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                 B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the other party to be notified at the address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party.

                 Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises and a copy of such notice being sent via commercial overnight carrier or mailed, certified or registered, postage prepaid to the address listed for Tenant in the Basic Lease Information.

 ATTORNEYS'  32.     In the event that either  Landlord or Tenant  should  bring
       FEES suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be
                 enforceable   whether  or  not  the  action  is  prosecuted  to
                 judgment.

 SUCCESSORS 33. This Lease shall be binding upon and inure to the benefit AND ASSIGNS of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the  extent  assignment  is  approved  by  Landlord  hereunder,
                 Tenant's  assigns.  Landlord may transfer its obligations under this Lease to its  successors  in title,  in which event Lessor shall be  relieved  of all  obligations  under  this  Lease and
                 Tenant   shall  look  solely  to   Landlord's   successor   for
                 performance of this Lease.

      FORCE 34. Whenever a period of time is herein prescribed for action MAJEURE to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

  BROKERAGE 35. Landlord shall pay a full brokerage commission to Brokers COMMISSION in accordance with CB Commercial's listing Agreement (Brokerage
                 Commission).  Each Broker named in the Basic Lease  Information
                 (Brokers)   shall   receive  fifty  percent  of  the  Brokerage
                 Commission based on the terms and conditions provided in this Lease, including expansion space. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Brokers, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant with respect to Landlord or the Premises. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any loss, cost or expense, including, but not limited to attorneys' fees and costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Premises and this Lease other than broker.

  MISCELLA-  36. A.  General.  The term  "Tenant" or any  pronoun  used in place
      NEOUS thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

                 B. Time. Time is of the essence regarding this Lease and all of its provisions.

                 C. Choice of Law. This Lease shall in all respects be governed by the laws of the State of California.

                 D. Entire Agreement. This Lease, together with its Exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                 E. Modification. This Lease may not be modified except by a written instrument by the parties hereto.

                 F. Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.
                                       13
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant

                 G. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

                 H. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

                 I. Accord and Satisfaction. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

                 J. Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

                 K. Drafting and Determination. The parties acknowledge that this Lease has been agreed to by both parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be made in Landlord's good faith opinion, whether objectively reasonable or unreasonable.

                 L. Exhibits. Exhibits A and B attached hereto are hereby incorporated herein by this reference.

                 M. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

                 N. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

                 O. Security, Release and Indemnity. Tenant acknowledges and agrees that, while Landlord may elect to patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage to person or property suffered or incurred by Tenant, Tenant's employees and invitees, including but not limited to, in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

                 Tenant shall be responsible for provisions of security for its premises. Tenant shall defend, indemnify and hold Landlord harmless with respect to the Premises and any claims arising from or related to a purported breach of security or failure to provide security.

 ADDITIONAL   38.    Paragraphs 39 through 46, and Exhibits A and B are attached
 PROVISIONS       hereto and made apart thereof.

              39.          Base Rent: Rent for the Premises shall be as follows.

              Suite Numbers              Sq. Ft+/-     Period              Base NN Rent per Sq. Ft.
              -------------              ---------     ------              ------------------------


              981 Ind. Ste. B & D        11,941        5/15/97-5/31/98              $1.05
                                                       6/0l/98-5/31/95              $1.10
                                                       6/01/99-5/31/00              $1.15
                                                       6/0l/00-5/31/0l              $1.20
                                                       6/01/01-5/31/02              $1.25

              957 Ind. Ste. D, F, J & L  8,217         6/01/97-5/31/98              $1.05
                                                       6/01/98-5/31/99              $1.10
                                                       6/01/99-5/31/00              $1.15
                                                       6/01/00-5/31/01              $1.20
                                                       6/0l/02-5/31/02              $1.25

              957 Ind. Ste. P            4,380         When vacated by existing tenant leasee shall
                                                       have 30 days of  free  rent  thereafter  per
                                                       rent amounts for 957 Ind. Ste. D, F, J & L.

                                       14
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant

               40.     A. Tenant Improvement Allowance. Tenant shall be entitled
                 to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of five dollars ($5.00) for each of the useable square feet of the Premises listed in the Basic Lease Information for the direct and indirect costs relating to the initial designing, procuring, constructing and installing of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). Subject to Landlord's review and approval of Tenant's proposed space plan for the Premises, Tenant will use its architect for design services and Tenant's own general contractor to perform any tenant improvement work. Landlord reserves the right to approve Tenant's construction management company and general contractor. In no event shall Landlord be obligated to make disbursements in a total amount which exceeds the Tenant Improvement Allowance.

                     B. Disbursement of the Tenant Improvement Allowance. Except
                 as otherwise set forth in any Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"): (i) payment of the fees of Tenant's architect and/or engineers;
                 (ii) the cost of construction of the Tenant Improvements (iii) the cost of procuring and installing fixtures in or on the Premises; and (iv) the cost of other items related to the design and construction of the Tenant Improvements as designated by Tenant.

              41.    Landlord's  Obligations Prior to Occupancy.  Landlord shall be responsible, at its sole cost and expense, prior to Tenant's occupancy, for providing the following: (i) men's and women's restrooms are complete and operable, and include all exhaust and supply HVAC, lighting, water heaters, partitions, doors, fixtures, and finishes in compliance with the requirements of the Americans With Disabilities Act of 1990; (ii) all building systems, including existing electrical, mechanical, HVAC and plumbing shall be in good working condition and are not subject to deferred maintenance or in need of immediate replacement. In addition Landlord, prior to Tenant's occupancy, shal supply Tenant with any existing floor plans for the Premises known as Suites B & D of 981 Industrial Road. The Premises will be provided to Tenant in "broom clean" condition. The roof membrane shall be free of known leaks and in good condition.

              42.    Early  Occupancy:   To  the  extent  suites  to  be  rented
                 hereunder are available and occupancy will not interfere with tenant improvement construction, prior to the Estimated Term Commencement Dates set forth in the Basic Lease Information section above, Tenant shall be allowed to occupy the Premises provided it pays Base Rent and Basic Operating Costs. Tenant shall perform all duties and obligations imposed by this Lease, including, but not limited to, those provisions relating to insurance and indemnification.

              43.    Renewal  Option:  While  this  Lease is in full  force  and effect, provided that Tenant is not in default, nor has Tenant been in default more than three (3) times during the Term of the Lease of any terms, covenants and conditions hereof, and this Lease has not been assigned or the Premises (or a part thereof), Tenant shall have one (1) option to renew this lease, under the same terms and conditions prior to then expiration of this Lease for one (1) sixty (60) month period. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term, except the beginning monthly rental rate, for the option period, shall be at rate equal to the then prevailing fair market rate of comparable R&D buildings in the market. Tenant's desire to exercise the option must be given to Landlord, in writing, not less than one-hundred eighty (180) days prior to the expiration of the term or this option shall terminate and be of no further effect.

              44.    Expansion  Space.  Landlord  will use its best  efforts  to inform Tenant of any and all available contiguous space to the Premises available in the Buildings known as 981 Industrial Road and 957 Industrial Road, San Carlos.

              45.    Asbestos/Hazardous  Materials.  To the  best of  Landlord's knowledge, there is no asbestos or any hazardous materials on about or within the Building(s), Project or Premises.

              46.    Indemnity.  Despite any  provision  herein to the contrary,
                 Tenant agrees to fully and complete indemnify, protect, defend and hold Landlord, its partners, members, managers, directors, officers, employees, attorneys, agents, successors, assigns and lenders harmless from and against all claims, actions, losses, damages, costs expenses and liabilities relating to or arising out of all Property uses by Tenant, including but not limited to claims of Petroleum Products and Hazardous Material contamination on site (except those claims caused solely by willful acts or omissions of Landlord or environmental conditions pre-existing Tenant's tenancy) or arising out of any other actual or alleged injury to or death of any persons or loss of or damages to property in or upon the Project, including the person and property of Landlord, its partners, members, managers, directors, officers, employees, agents or others arising from or related to Tenant's use or occupancy of the Premises.

                                       15
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant

                 IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.



                                          "Landlord"

                                                 Three Sisters Ranch Enterprises



                                          By:    /s/ Martin E. Ruberry
                                              ----------------------------------
                                                 Martin E. Ruberry
                                                 General Manager


                                          "Tenant"
                                                 Conceptus, Inc.



                                          By: /s/ ?????????????
                                              ----------------------------------

                                          Its:         CFO
                                              ----------------------------------

                                       16
                                           APPROVAL INITIALS: ???? Landlord ???
                                           Tenant

                                   Exhibit A

                               [GRAPHIC OMITTED]



                            San Carlos Business Park

                                                                  Initial
                                                                  ???/???

                                   EXHIBIT A


                               [GRAPHIC OMMITTED]


                            SAN CARLOS BUSINESS PARK
                            981 INDUSTRIAL ROAD  SUITE D
                            SAN CARLOS, CA.

                                                                  Initial
                                                                  ???/???

                                   EXHIBIT A


                               [GRAPHIC OMMITTED]


                            SAN CARLOS BUSINESS PARK
                            981 INDUSTRIAL ROAD  SUITE B
                            SAN CARLOS, CA.
                                                                  Initial
                                                                  ???/???

                                    Exhibit D

                     Sign Criteria for San Carlos Business Park



Wall Signs
Tenant allowed one or two wall signs at discretion of landlord. Letters shall be manufactured by Gemini Incorporated, 1-800-538-8377. Letters to be 10" high, 1" deep injection molded plastic ("Minnesota Letters"), gloss black, Helvetica typeface, all capital letters, mounted with #2 pads, glued flush to wall. Company name only (no divisions, phone numbers, tag lines, etc.). Up to two lines allowed, justified either left or right margin based on nearest corner of building. If two lines, allow 5" space between lines. Conform to vertical placements used on existing signs.

Window Signs
Tenant allowed one window or door sign at main entrance. Sign shall be computer-cut white vinyl, placed on exterior of glass. Tenant may use door or window, but not both. Message may contain company name, logo, division, tag line, and up to three services provided, at discretion of tenant. No lettering to exceed 3" in height, no logo or trademark to exceed 6" in height. Total sign area not to exceed 16" high by 30" wide. Center all graphics 60" above ground level. Landlord to provide 4" high white address number at top of door, Helvetica Medium, 2" down from top of door.

Rear Door Signs
Tenant allowed one sign on rear man door. Sign shall be computer-cut black vinyl, placed on exterior of door. Text only, no logos allowed. Message may contain company name and shipping/receiving hours and information only, at discretion of tenant. Lettering to be Helvetica Medium, upper and lower case, 2" high, with 1" space between lines, centered. Up to four lines maximum allowed. Top line to be placed 2" below small window in door. Landlord to provide 4" high black address number at top of door, Helvetica Medium, 2" down from top of door.

Tenant Directory Monument Signs
Landlord shall provide lettering for tenant directory monument, at tenant's expense. Tenant shall provide to landlord exact name that will be used on the appropriate sign. Name shall appear on both sides of one sign, as determined by landlord. Long company names may be edited or abbreviated as required to fit on the sign, subject to approval of tenant. Lettering shall be 3 5/8" high Univers Light Condensed, upper and lower case, white.


                                                                  Initial
                                                                  ???/???